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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation in a Registration Statement on Form S-8 (File Number 333-41117) of our report dated May 30, 2002, on the audit of the financial statements of the Standard Management Corporation Savings Plan for the year ended December 31, 2001.



Whipple & Company PC
Indianapolis, Indiana
June 26, 2002